ACTIVE 719307461v2 Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 General As of the end of the period covered by the most recent Annual Report on Form 10-K of Celsius Holdings, Inc. (the “registrant”), the common stock, par value $0.001 per share, of the registrant (“Common Stock”) was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless the context otherwise requires, all references herein to “we,” “our,” “ours,” “Company” and “us” refer to Celsius Holdings, Inc. The following description of the Common Stock is a summary and does not purport to be complete. A copy of our composite articles of incorporation, as amended, which we refer to as our Charter, and our second amended and restated bylaws, which we refer to as our Amended Bylaws, have been filed as Exhibits 3.1 and 3.2, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable provisions of the Nevada Revised Statutes (the “NRS”), our Charter, and our Amended Bylaws. The description below of our Common Stock and provisions of our Charter and Amended Bylaws are summaries and are qualified by reference to the Charter and our Amended Bylaws, as applicable, and by the applicable provisions of the NRS. We encourage you to read that law and those documents carefully. Common Stock General Our authorized capital stock consists of 402,500,000 shares of capital stock, of which: (i) 400,000,000 shares are designated as Common Stock, par value $0.001 per share; and (ii) 2,500,000 shares are designated as preferred stock, par value $0.001 per share. Voting Rights The holders of shares of Common Stock are entitled to one vote per share in connection with any matter submitted to a vote of stockholders. Dividend Rights Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the NRS, the holders of shares of Common Stock are entitled to ratably receive such dividends, if any, as may be declared from time to time by our board of directors (the “Board of Directors”) in its discretion out of funds legally available therefor. Liquidation Rights In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of Common Stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of Common Stock. Other Matters Holders of shares of the Common Stock do not have any preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions with respect to our Common Stock. All of the shares of the Common Stock currently issued and outstanding have been validly issued and are fully-paid and nonassessable. No Cumulative Voting; Quorum

ACTIVE 719307461v2 The Charter does not provide for cumulative voting of shares of the Common Stock. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Transfer Agent and Registrar The transfer agent and registrar for our Common Stock is Direct Transfer LLC. The transfer agent’s address is 1 Glenwood Avenue, STE 1001, Raleigh, NC 27603. Listing Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CELH.” Provisions of Nevada Law, our Charter and our Amended Bylaws That May Make the Acquisition of Control of us More Difficult. Authorized but Unissued Shares Our authorized but unissued shares of our Common Stock may be issued without stockholder approval except as required by law or by any stock exchange on which our Common Stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including, without limitation, public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board of Directors may authorize, without stockholder approval, the issuance of preferred stock, in one or more series, with voting rights or other rights or preferences designated from time to time by our Board of Directors. The existence of authorized but unissued shares of Common Stock or preferred stock may enable the Board of Directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. Special Meetings of Stockholders; Stockholder Action by Written Consent Our Amended Bylaws provide that special meetings of our stockholders may be called for any purpose at any time by or at the direction of the Board of Directors or the Chairman of the Board of Directors (the “Chairman”) at the request of holders of not less than a majority of the combined voting power of the Common Stock. Pursuant to Section 78.320 of the NRS, unless our articles of incorporation or bylaws provide otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Neither our Charter nor our Amended Bylaws prohibit action by written consent, and our Amended Bylaws expressly permit stockholder action by written consent. Advance Notice Requirements for Stockholder Proposals and Nominations of Directors Our Amended Bylaws require stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, to provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended Bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders

ACTIVE 719307461v2 from bringing matters before our annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders. Amendment of Articles of Incorporation or Bylaws Our Charter and Amended Bylaws provide that our Board of Directors is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Amended Bylaws without a stockholder vote in any matter not inconsistent with Nevada law and our Charter. Under Nevada law, our stockholders may also adopt, amend or repeal our Amended Bylaws. The NRS provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s articles of incorporation unless the articles of incorporation requires a greater percentage. Business Combinations The NRS generally prohibits a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the Board of Directors before such person became an interested stockholder or the combination is approved by the Board of Directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if: • the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and • the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions. A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder. In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate

ACTIVE 719307461v2 of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation. We have opted out of the “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS in our Charter. Control Share Acquisitions The “control share” statute of the NRS applies to ““issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one- third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. Even if a Nevada corporation has not opted out of the control share statute prior to an acquisition of control shares, Nevada law provides that it may out of the control share statute by amending our articles of incorporation or bylaws within 10 days of the acquisition. We have opted out of the “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, in our Charter.